FIRST AMENDMENT TO
AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

This First Amendment to the Amended and Restated Limited Liability Company Agreement of American Casino & Entertainment Properties LLC (this “Amendment”) is entered into and effective on the date last set forth below, by and among W2007/ACEP Managers Voteco, LLC, a Delaware limited liability company (“Voteco”), and W2007/ACEP Holdings, LLC, a Delaware limited liability company (“Holdings”).  Capitalized terms used and not otherwise defined herein have the meanings set forth on in the Company Agreement (as defined below).

WITNESSETH:

WHEREAS, Voteco and Holdings are parties to that certain Amended and Restated Limited Liability Company Agreement of American Casino & Entertainment Properties LLC, dated as of February 20, 2008 (the “Company Agreement”), which is the current operating agreement for American Casino & Entertainment Properties LLC, a Delaware limited liability company (the “Company”); and

WHEREAS, The Members desire to further amend the Company Agreement as hereinafter set forth, which amendment shall be effective upon execution.

NOW, THEREFORE, in consideration of the covenants, conditions and agreements contained herein, the Members hereby determine and agree as follows:

Section 1.             Amendments.

(a)           Article II of the Company Agreement is hereby amended by inserting the following definition therein in alphabetical order:

“‘Goldman Board Member’ means any Board Member that is also an employee, officer or managing director of Goldman, Sachs & Co.”

(b)           The last sentence of Section 6.1(d) is hereby deleted in its entirety and replaced with the following:

“Wherever approval by the Board is required by this Agreement, such approval shall, except as otherwise set forth herein, consist of the affirmative vote of a majority of a quorum of the Board Members, which shall include the affirmative vote of at least one Goldman Board Member.”

Section 2.             Miscellaneous.

(a)           Governing Law; Severability.  THIS AMENDMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AMENDMENT TO THE LAW OF ANOTHER JURISDICTION.  If any provision of this Amendment or its application to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Amendment and the application of such provision to other Persons or circumstances is not affected and such provision shall be enforced to the greatest extent permitted by law.

(b)           Terms of Company Agreement Ratified and Confirmed.  Except as expressly modified, amended or supplemented by this Amendment, all terms, covenants and conditions of the Company Agreement remain unchanged and in full force and effect.  The parties hereto hereby acknowledge that all of the terms, covenants and conditions of the Company Agreement, as hereby modified, amended or supplemented by this Amendment, are hereby ratified and confirmed and shall continue to be and remain in full force and effect throughout the remainder of the term of the Company Agreement, and that the Company Agreement and this Amendment shall be read and interpreted as if it was one agreement.

(c)           Conflict.  In the event of a conflict between the terms and conditions of this Amendment and the terms and conditions of the Company Agreement, such conflict shall be resolved in favor of the terms and conditions of this Amendment and the Company Agreement shall be construed accordingly.

(d)           Binding Effect and Counterparts.  It is understood and agreed that this Amendment shall be binding upon all of the parties hereto once all of the Members shall have executed and delivered the same.  This Amendment may be executed by facsimile or by original signature in any number of counterparts, each of which, when executed and delivered, will be deemed an original and all of which taken together, will be deemed one and the same agreement.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

EXECUTED by the undersigned as of this 11th day of June, 2010, to be effective upon execution.

W2007/ACEP MANAGERS VOTECO, LLC, a Delaware limited liability company

By:	/s/ Peter Weidman
	Name:	Peter Weidman
	Title:	Manager

W2007/ACEP HOLDINGS, LLC, a Delaware
limited liability company

By:	W2007 Finance Sub, LLC, a Delaware limited liability company, its managing member

By:	Whitehall Street Global Real Estate Limited Partnership 2007, a Delaware limited liability company, its managing member

By:	WH Advisors, L.L.C. 2007, a Delaware limited liability company, its general partner

By:	/s/ Peter Weidman
	Name:	Peter Weidman
	Title:	Manager